SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2004

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18 Loveton Circle Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Item 5. Other Events.

Completion of Issuance of $50,000,000 Aggregate Principal Amount of 3.350% Medium-Term Notes – Fixed Rate

On April 1, 2004, McCormick & Company, Incorporated (the “Company”) sold $50,000,000 aggregate principal amount of 3.350% Medium-Term Notes – Fixed Rate.  The notes will mature on April 15, 2009.  The notes were issued pursuant to a distribution agreement dated as of January 23, 2001 and a terms agreement dated as of March 29, 2004, copies of which are attached to this form as Exhibits 1.1 and 1.2, respectively.

Item 7. Financial Statements and Exhibits.

(c)           Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
1.1

Distribution Agreement, dated January 23, 2001, by and between the Company and Goldman, Sachs & Co. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of the Company filed with the SEC on February 28, 2001)

1.2	Terms Agreement, dated March 29, 2004, by and between the Company and Wachovia Capital Markets, LLC, as agent
4.1	$50,000,000 3.350% Medium-Term Note – Fixed Rate
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: April 1, 2004	By:	/s/ Kenneth A. Kelly, Jr.
Kenneth A. Kelly, Jr.
Vice President & Controller